Item 77Q(1)(e)

Touchstone Strategic Trust

The following documents are included in the Registrant's Post-
Effective Amendment No. 137 to the Registration Statement as filed with the SEC via EDGAR on July 28, 2016 (Accession
0000711080-16-000093) and are incorporated by reference herein:

Sub-Advisory Agreements between Touchstone Advisors, Inc. and
Fiera Capital, Inc. with respect to each of the Touchstone
Small Cap Growth Fund and Touchstone International Growth
Fund, each dated June 1, 2016.